Exhibit 99.1

Gold.com Reports Fiscal First Quarter 2027 Results

Q1 FY 2027 Diluted Earnings Per Share of $0.05

$1.6 Million in Net Income and $17.4 Million in non-GAAP EBITDA in Q1

Company Declares Quarterly Cash Dividend of $0.20 per Share

Costa Mesa – November 4, 2026 – Gold.com, Inc. (NYSE: GOLD), (“Gold.com” or the “Company”), a fully integrated alternative assets platform that offers an extensive range of precious metals, numismatic coins, and collectibles to consumers, collectors, and institutional clients worldwide, reported results for the fiscal first quarter ended September 30, 2026.

Management Commentary

“Our fiscal first quarter reflects the resilience of our fully integrated platform in a slower market environment,” said Gold.com CEO Greg Roberts. “Activity moderated from the exceptional levels we saw earlier this year, but it was higher than a year ago, with more gold and silver ounces sold and a larger customer base, and profitability improved. During the quarter, we navigated through uncertainty from the global markets, including fluctuating precious metal valuations, yet we expanded gross margins while continuing to evaluate strategic growth initiatives."

“Operationally, we remained focused on driving synergies across our business units and maximizing efficiencies at every level, positioning us against shifting macroeconomic backdrops and regional bullion demand trends. Our acquisition of Sunshine Mint at the beginning of the fourth quarter of fiscal 2026 has meaningfully expanded our production capabilities, further strengthening our vertically integrated model, giving us greater control over product availability and pricing stability across our supply chain.

“Our strategic focus remains on integrating our recent acquisitions, expanding our geographic reach, and further diversifying our customer base. With an expanded portfolio of category-leading brands, improved operational leverage and the financial strength to keep investing, we believe Gold.com is positioned to capture growth across multiple markets and continue delivering long-term value for our shareholders.”

	Three Months Ended September 30,
	2026	2025
	(in thousands, except Earnings (Loss) per Share)

Selected Key Financial Statement Metrics:
Revenues	$3,265,269	$3,680,766
Gross profit	$89,617	$72,897
Depreciation and amortization expense	$(9,074)	$(7,583)
Net income (loss) attributable to the Company	$1,602	$(939)

Earnings (Loss) per Share
Basic	$0.05	$(0.04)
Diluted	$0.05	$(0.04)

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$13,242	$4,872
EBITDA	$17,404	$14,301

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below

A reconciliation of net income (loss) before provision for income taxes to adjusted net income before provision for income taxes for the three months ended September 30, 2026 and 2025 follows (in thousands):

	Three Months Ended September 30,
	2026	2025

Net income (loss) before provision for income taxes	$2,168	$(311)
Adjustments:
Contingent consideration fair value adjustment	1,803	(2,461)
Acquisition costs	197	61
Amortization of acquired intangibles	5,874	5,202
Depreciation expense	3,200	2,381
Adjusted net income before provision for income taxes (non-GAAP)	$13,242	$4,872

	Three Months Ended
	September 30, 2026	June 30, 2026
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$3,265,269	$5,005,014
Gross profit	$89,617	$110,297
Depreciation and amortization expense	$(9,074)	$(10,115)
Net income (loss) attributable to the Company	$1,602	$12,157

Earnings (Loss) per Share
Basic	$0.05	$0.42
Diluted	$0.05	$0.41

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$13,242	$24,741
EBITDA	$17,404	$28,188

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below

A reconciliation of net income (loss) before provision for income taxes to adjusted net income before provision for income taxes for the three months ended September 30, 2026 and June 30, 2026 follows (in thousands):

	Three Months Ended
	September 30, 2026	June 30, 2026

Net income (loss) before provision for income taxes	$2,168	$12,303
Adjustments:
Contingent consideration fair value adjustment	1,803	6,327
Remeasurement gain on pre-existing equity interest	—	(4,136)
Acquisition costs	197	132
Amortization of acquired intangibles	5,874	7,004
Depreciation expense	3,200	3,111
Adjusted net income before provision for income taxes (non-GAAP)	$13,242	$24,741

Fiscal First Quarter 2027 Financial Highlights

•
Revenues for the three months ended September 30, 2026 decreased 11% to $3.265 billion from $3.681 billion for the three months ended September 30, 2025, and decreased 35% from $5.005 billion for the three months ended June 30, 2026
•
Gross profit for the three months ended September 30, 2026 increased 23% to $89.6 million from $72.9 million for the three months ended September 30, 2025, and decreased 19% from $110.3 million for the three months ended June 30, 2026
•
Gross profit margin for the three months ended September 30, 2026 increased to 2.74% of revenue, from 1.98% of revenue for the three months ended September 30, 2025, and increased from 2.20% of revenue for the three months ended June 30, 2026
•
Net income (loss) attributable to the Company for the three months ended September 30, 2026 increased 271% to $1.6 million from ($0.9) million for the three months ended September 30, 2025, and decreased 87% from net income of $12.2 million for the three months ended June 30, 2026
•
Diluted earnings (loss) per share totaled $0.05 for the three months ended September 30, 2026, a 225% increase compared to $(0.04) for the three months ended September 30, 2025, and decreased 88% from $0.41 for the three months ended June 30, 2026
•
Adjusted net income before provision for income taxes, depreciation, amortization, acquisition costs, remeasurement gains or losses, and contingent consideration fair value adjustments (“Adjusted net income before provision for income taxes” or “Adjusted net income”), a non-GAAP financial performance measure, for the three months ended September 30, 2026 increased 172% to $13.2 million from $4.9 million for the three months ended September 30, 2025, and decreased 46% from $24.7 million for the three months ended June 30, 2026

•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP liquidity measure, for the three months ended September 30, 2026 increased 22% to $17.4 million from $14.3 million for the three months ended September 30, 2025, and decreased 38% from $28.2 million for the three months ended June 30, 2026

	Three Months Ended September 30,
	2026	2025
Selected Operating and Financial Metrics:
Gold ounces sold (1)	463,000	439,000
Silver ounces sold (2)	13,978,000	10,391,000
Number of secured loans at period end (3)	372	424
Secured loans receivable at period end	$107,415,000	$103,633,000
Direct-to-Consumer ("DTC") number of new customers (4)	96,100	69,400
Direct-to-Consumer number of active customers (5)	148,600	147,300
Direct-to-Consumer number of total customers (6)	4,818,400	4,265,400
Direct-to-Consumer average order value ("AOV") (7)	$3,482	$3,863

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. Metrics from Monex are included from January 2, 2026, and metrics from SMI are included from April 1, 2026.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. Metrics from Monex are included from January 2, 2026, and metrics from SMI are included from April 1, 2026.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. Metrics from Monex are included from January 2, 2026.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. Metrics from Monex are included from January 2, 2026.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. Metrics from Monex are included from January 2, 2026.

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. Metrics from Monex are included from January 2, 2026.

	Three Months Ended
	September 30, 2026	June 30, 2026
Selected Operating and Financial Metrics:
Gold ounces sold (1)	463,000	521,000
Silver ounces sold (2)	13,978,000	15,317,500
Number of secured loans at period end (3)	372	367
Secured loans receivable at period end	$107,415,000	$115,128,000
Direct-to-Consumer ("DTC") number of new customers (4)	96,100	67,900
Direct-to-Consumer number of active customers (5)	148,600	160,700
Direct-to-Consumer number of total customers (6)	4,818,400	4,722,300
Direct-to-Consumer average order value ("AOV") (7)	$3,482	$3,556

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. Metrics from Monex are included from January 2, 2026, and metrics from SMI are included from April 1, 2026.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. Metrics from Monex are included from January 2, 2026, and metrics from SMI are included from April 1, 2026.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. Metrics from Monex are included from January 2, 2026.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. Metrics from Monex are included from January 2, 2026.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. Metrics from Monex are included from January 2, 2026.

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. Metrics from Monex are included from January 2, 2026.

Fiscal First Quarter 2027 Operational Highlights

•
Gold ounces sold in the three months ended September 30, 2026 increased 5% to 463,000 ounces from 439,000 ounces for the three months ended September 30, 2025, and decreased 11% from 521,000 ounces for the three months ended June 30, 2026
•
Silver ounces sold in the three months ended September 30, 2026 increased 35% to 14.0 million ounces from 10.4 million ounces for the three months ended September 30, 2025, and decreased 9% from 15.3 million ounces for the three months ended June 30, 2026
•
As of September 30, 2026, the number of secured loans decreased 12% to 372 from 424 as of September 30, 2025, and increased 1% from 367 as of June 30, 2026
•
As of September 30, 2026, secured loans receivable increased 4% to $107.4 million from $103.6 million as of September 30, 2025, and decreased 7% from $115.1 million as of June 30, 2026
•
•
Direct-to-Consumer new customers for the three months ended September 30, 2026 increased 38% to 96,100 from 69,400 for the three months ended September 30, 2025, and increased 42% from 67,900 for the three months ended June 30, 2026. The increase in new customers from the same year-ago quarter was primarily due to the acquisition of Monex in January 2026, as well as JMB’s activity
•
Direct-to-Consumer active customers for the three months ended September 30, 2026 increased 1% to 148,600 from 147,300 for the three months ended September 30, 2025, and decreased 8% from 160,700 for the three months ended June 30, 2026
•
Direct-to-Consumer total customers as of September 30, 2026 increased 13% to 4.82 million from 4.27 million as of September 30, 2025, and increased 2% from 4.72 million as of June 30, 2026
•
Direct-to-Consumer average order value for the three months ended September 30, 2026 decreased $381, or 10% to $3,482 from $3,863 for the three months ended September 30, 2025, and decreased $74, or 2%, from $3,556 for the three months ended June 30, 2026
•
JM Bullion’s average order value for the three months ended September 30, 2026 increased $399, or 16%, to $2,943 from $2,544 for the three months ended September 30, 2025, and increased $227, or 8%, from $2,716 for the three months ended June 30, 2026

Fiscal First Quarter 2027 Financial Summary

Revenues decreased 11% to $3.265 billion from $3.681 billion in the same year-ago quarter. Excluding a decrease of $1.368 billion of forward sales, our revenues increased $0.953 billion, or 51%, which was due to higher average selling prices of gold and silver as well as an increase in gold and silver ounces sold. Revenues also increased due to the acquisitions of Monex in January 2026 and SMI in April 2026.

Gross profit increased 23% to $89.6 million (2.74% of revenue) from $72.9 million (1.98% of revenue) in the same year-ago quarter. The overall gross profit increase was due to an increase in gross profits earned by both the Wholesale Sales & Ancillary Services segment and the Direct-to-Consumer segment, including the acquisitions of Monex and SMI, which were not included in the same year-ago period. The Direct-to-Consumer segment contributed 70% and 71% of the consolidated gross profit in the fiscal first quarters of 2027 and 2026, respectively.

Selling, general and administrative expenses increased 19% to $71.2 million from $59.8 million in the same year-ago quarter. The change was primarily due to an increase in compensation expense of $6.7 million, higher advertising costs of $2.4 million, an increase in insurance costs of $0.7 million, and an increase in facilities expense of $0.6 million. Selling, general and administrative expenses for the three months ended September 30, 2026 included $5.2 million of expenses incurred by Monex and SMI, which were not included, or were not fully included, in the same year-ago period. Excluding the increase from newly acquired subsidiaries, our selling, general and administrative expenses increased $6.2 million from the prior year period.

Depreciation and amortization expense increased 20% to $9.1 million from $7.6 million in the same year-ago quarter. The change was primarily due to an increase in depreciation expense of $0.8 million due to an increase in capital expenditures and an increase in amortization expense of $0.7 million.

Interest income increased 13% to $6.3 million from $5.6 million in the same year-ago quarter. The aggregate increase in interest income was due to a $0.7 million increase in interest income earned by our Direct-to-Consumer segment.

Interest expense decreased 1% to $12.5 million from $12.6 million in the same year-ago quarter. The decrease in interest expense was primarily due to a decrease of $5.8 million associated with our Trading Credit Facility due to reduced borrowings and lower interest and fees of $0.5 million related to product financing arrangements, partially offset by an increase of $6.2 million related to precious metals leases driven by higher overall borrowings.

Earnings (losses) from equity method investments increased 153% to earnings of $0.5 million from a loss of $0.9 million in the same year-ago quarter.

Net income attributable to the Company totaled $1.6 million or $0.05 per diluted share, compared to net loss of $0.9 million or $0.04 per diluted share in the same year-ago quarter.

Adjusted net income before provision for income taxes for the three months ended September 30, 2026 totaled $13.2 million, an increase of $8.4 million or 172% compared to $4.9 million in the same year-ago quarter.

EBITDA for the three months ended September 30, 2026 totaled $17.4 million, an increase of $3.1 million or 22% compared to $14.3 million in the same year-ago quarter.

Quarterly Cash Dividend

Gold.com’s Board of Directors has declared a quarterly cash dividend of $0.20 per share, maintaining the Company's current dividend program. The dividend is payable on December 2, 2026 to stockholders of record as of November 19, 2026.

Conference Call

Gold.com will hold a conference call today (November 4, 2026) to discuss these financial results. Gold.com management will host the call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) followed by a question-and-answer period.

To participate, please call the conference telephone number 10 minutes before the start time and ask for the Gold.com conference call.

Webcast: https://www.webcaster5.com/Webcast/Page/2867/54619

U.S. dial-in number: 1-888-506-0062

International number: 1-973-528-0011

Participant Access Code: 243840

The call will also be broadcast live and available for replay on the Investor Relations section of Gold.com’s website at ir.gold.com you have any difficulty connecting with the conference call or webcast, please contact Gold.com’s investor relations team at 1-646-277-1260.

A replay of the call will be available after 7:30 p.m. Eastern time through November 18, 2026.

Toll-free replay number: 1-877-481-4010

International replay number: 1-919-882-2331

Participant Access Code: 54619

About Gold.com, Inc.

Gold.com builds on gold’s storied history and heritage to define the future of alternative asset management. Founded in 1965, Gold.com offers comprehensive solutions for all aspects of the precious metals (gold, silver, platinum, and palladium) and collectibles (including rare coins and currency) value chains. Its vertically integrated platform combines market expertise with state-of-the-art logistics, financing, and minting capabilities to serve customers, collectors, and institutional clients globally.

Gold.com’s direct-to-consumer marketplace, anchored by flagship brands JMBullion.com, Stack’s Bowers Galleries, GovMint.com, Monex Precious Metals, and Goldline, has served millions of customers.

The Company’s trading and wholesale sales platform, which operates as A-Mark Precious Metals, maintains distribution and finance focused relationships with a network of sovereign and private mints and has been an “authorized purchaser” of the United States Mint since 1986. This platform is supported by the Company’s minting and refining operations which include Sunshine Minting and Silver Towne Mint, whose facilities can collectively produce in excess of three million ounces of finished precious metals products per week. Gold.com’s Collateral Finance Corporation secured lending subsidiary, CFCGoldLoans.com, extends bullion, numismatic, and sports card loans while A-Mark Global

Logistics supports the Company’s operations with airport-adjacent distribution centers and IRA-approved storage depositories.

Gold.com is headquartered in Costa Mesa, California, and operates across the United States, Canada, the United Kingdom, Europe, Hong Kong, and Singapore. Learn more at www.gold.com.

Gold.com periodically provides information for investors on its corporate website, www.gold.com and its investor relations website, ir.gold.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and investor presentations.

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These include statements regarding expectations with respect to growth, the delivery of long-term value, expense optimization, cost containment and operating leverage. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results or circumstances to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include the following: The failure to execute the Company’s growth strategy, including the inability to identify suitable or available acquisition or investment opportunities; greater than anticipated costs incurred to execute this strategy; our inability to execute on our cost containment and expense reduction programs; government regulations that might impede growth, particularly in Asia, including with respect to tariff policy; the inability to successfully integrate our recently acquired businesses; the inability of the Company successfully to expand its business to include cryptocurrency; the inability of the Company to work with its strategic partners to combine traditional precious metal assets and a blockchain based infrastructure; changes in the current international political climate, which historically has favorably contributed to demand and volatility in the precious metals markets but also has posed certain risks and uncertainties for the Company; increased competition for the Company’s higher margin services, which could depress pricing; the failure of the Company’s business model to respond to changes in the market environment as anticipated; changes in consumer demand and preferences for precious metal products generally; potential negative effects that inflationary pressure may have on our business; the failure of our investee companies to maintain, or address the preferences of, their customer bases; general risks of doing business in the commodity markets; and the strategic, business, economic, financial, political and governmental risks and other Risk Factors described in the Company’s public filings with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Use and Reconciliation of Non-GAAP Measures

In addition to presenting the Company’s financial results determined in accordance with U.S. GAAP, management believes the following non-GAAP measures are useful in evaluating the Company’s operating performance: “adjusted net income before provision for income taxes” and “earnings before interest, taxes, depreciation and amortization” (“EBITDA”). Management believes the “adjusted net income before provision for income taxes” non-GAAP financial performance measure assists investors and analysts by facilitating comparison of period-to-period operational performance on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The items excluded from this financial measure may have a material impact on the Company’s financial results. Certain of those items are non-recurring, while others are non-cash in nature. Management believes the EBITDA non-GAAP liquidity measure assists investors and analysts by facilitating comparison of our business operations before investing activities, interest, and income taxes with other publicly traded companies. Non-GAAP measures do not have standardized definitions and should be considered in addition to, and not as a substitute for or superior to, the comparable measures prepared in accordance with U.S. GAAP, and should be read in conjunction with the financial statements included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC. Management encourages investors and others to review the Company’s financial information in its entirety and not to rely on any single financial or liquidity measure.

In the Company’s reconciliation from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, the Company eliminates the impact of the following five amounts: remeasurement gains or losses related to pre-existing equity interests; acquisition costs; amortization expenses related to intangible assets acquired; depreciation expense; and contingent consideration fair value adjustments. The Company’s reconciliations from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, and “net income” and “net cash provided by (used in) operating activities” to its non-GAAP “EBITDA” are provided below and are also included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC for the quarterly period ended September 30, 2026.

Company Contact:

Steve Reiner, Executive Vice President, Capital Markets & Investor Relations

Gold.com, Inc.

310-587-1410

sreiner@gold.com

Investor Relations Contact:

Reed Anderson, ICR

646-277-1260

reed.anderson@icrinc.com

GOLD@icrinc.com

GOLD.COM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	September 30, 2026	June 30, 2026
	(unaudited)
ASSETS
Current assets
Cash	$126,819	$577,976
Receivables, net	200,112	196,037
Derivative assets	291,336	317,976
Secured loans receivable	107,415	115,128
Inventories:
Inventories	1,348,157	1,561,851
Restricted inventories	1,088,023	798,485
	2,436,180	2,360,336
Income tax receivable	6,161	2,148
Prepaid expenses and other assets	37,923	34,750
Total current assets	3,205,946	3,604,351
Operating lease right of use assets	35,394	31,659
Property, plant, and equipment, net	73,305	71,064
Goodwill	250,803	250,803
Intangibles, net	144,517	146,318
Long-term investments	27,450	26,986
Other long-term assets	3,841	5,738
Total assets	$3,741,256	$4,136,919
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Liabilities on borrowed metals	$793,783	$776,061
Product financing arrangements	314,900	89,249
Accounts payable and other payables	144,506	38,778
Deferred revenue and other advances	1,439,499	2,139,974
Derivative liabilities	23,855	39,918
Accrued liabilities	63,126	58,789
Notes payable	—	4,000
Total current liabilities	2,779,669	3,146,769
Notes payable	195	206
Deferred tax liabilities	14,651	14,615
Other liabilities	38,096	36,963
Total liabilities	2,832,611	3,198,553
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, authorized 10,000,000 shares; issued and outstanding: none as of September 30, 2026 or June 30, 2026	—	—
Common stock, par value $0.01; 40,000,000 shares authorized; 29,256,451 and 29,121,293 shares issued and outstanding as of September 30, 2026 and June 30, 2026, respectively	293	292
Additional paid-in capital	353,869	351,545
Accumulated other comprehensive income	343	140
Retained earnings	490,031	523,736
Total Gold.com, Inc. stockholders’ equity	844,536	875,713
Noncontrolling interests	64,109	62,653
Total stockholders’ equity	908,645	938,366
Total liabilities and stockholders’ equity	$3,741,256	$4,136,919

GOLD.COM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for share and per share data; unaudited)

	Three Months Ended September 30,
	2026	2025
Revenues	$3,265,269	$3,680,766
Cost of sales	3,175,652	3,607,869
Gross profit	89,617	72,897
Selling, general, and administrative expenses	(71,178)	(59,822)
Depreciation and amortization expense	(9,074)	(7,583)
Interest income	6,313	5,571
Interest expense	(12,475)	(12,600)
Earnings (losses) from equity method investments	482	(908)
Other (expense) income, net	(688)	2,233
Losses on foreign exchange	(829)	(99)
Net income (loss) before provision for income taxes	2,168	(311)
Income tax benefit (expense)	17	(660)
Net income (loss)	2,185	(971)
Net income (loss) attributable to noncontrolling interests	583	(32)
Net income (loss) attributable to the Company	$1,602	$(939)
Basic and diluted net income (loss) per share attributable to Gold.com, Inc.:
Basic	$0.05	$(0.04)
Diluted	$0.05	$(0.04)

Weighted-average shares outstanding:
Basic	29,216,400	24,696,600
Diluted	29,743,200	24,696,600

GOLD.COM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Three Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$2,185	$(971)
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	9,074	7,583
Amortization of loan cost	376	1,635
Share-based compensation	552	375
Losses (earnings) from equity method investments	(482)	908
Other	1,378	(1,796)
Changes in assets and liabilities:
Receivables, net	(4,223)	(148,477)
Derivative assets	26,640	(255,659)
Income tax receivable	(4,013)	3
Inventories	(75,844)	56,451
Prepaid expenses and other assets	(128)	(2,118)
Accounts payable and other payables	105,726	57,772
Deferred revenue and other advances	(700,475)	352,717
Derivative liabilities	(16,063)	117,676
Liabilities on borrowed metals	17,722	12,598
Accrued liabilities	(1,009)	(3,280)
Net cash (used in) provided by operating activities	(638,584)	195,417
Cash flows from investing activities:
Capital expenditures for property, plant, and equipment	(4,488)	(1,974)
Purchase of long-term investments	(1,632)	—
Purchase of intangible assets	(4,099)	—
Secured loans receivable, net	7,713	(9,590)
Other	(1,311)	155
Net cash used in investing activities	(3,817)	(11,409)
Cash flows from financing activities:
Product financing arrangements, net	225,651	(107,705)
Dividends paid	(35,077)	(4,984)
Borrowings under lines of credit	549,000	371,000
Repayments under lines of credit	(549,000)	(426,000)
Proceeds from notes payable to related party	—	200
Debt funding issuance costs	(875)	(2,641)
Proceeds from the exercise of share-based awards	1,314	6
Payments for tax withholding related to net settlement of share-based awards	(89)	—
Other	320	(2,404)
Net cash provided by (used in) financing activities	191,244	(172,528)
Net (decrease) increase in cash	(451,157)	11,480
Cash, beginning of period	577,976	77,741
Cash, end of period	$126,819	$89,221

Overview of Results of Operations for the Three Months Ended September 30, 2026 and 2025

Consolidated Results of Operations

The operating results for the three months ended September 30, 2026 and 2025 were as follows (in thousands, except per share data):

Three Months Ended September 30,	2026		2025		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$3,265,269	100.000%	$3,680,766	100.000%	$(415,497)	(11.3%)
Gross profit	89,617	2.745%	72,897	1.980%	$16,720	22.9%
Selling, general, and administrative expenses	(71,178)	(2.180%)	(59,822)	(1.625%)	$11,356	19.0%
Depreciation and amortization expense	(9,074)	(0.278%)	(7,583)	(0.206%)	$1,491	19.7%
Interest income	6,313	0.193%	5,571	0.151%	$742	13.3%
Interest expense	(12,475)	(0.382%)	(12,600)	(0.342%)	$(125)	(1.0%)
Earnings (losses) from equity method investments	482	0.015%	(908)	(0.025%)	$1,390	153.1%
Other (expense) income, net	(688)	(0.021%)	2,233	0.061%	$(2,921)	(130.8%)
Losses on foreign exchange	(829)	(0.025%)	(99)	(0.003%)	$730	737.4%
Net income (loss) before provision for income taxes	2,168	0.066%	(311)	(0.008%)	$2,479	797.1%
Income tax benefit (expense)	17	0.001%	(660)	(0.018%)	$677	102.6%
Net income (loss)	2,185	0.067%	(971)	(0.026%)	$3,156	325.0%
Net income (loss) attributable to noncontrolling interests	583	0.018%	(32)	(0.001%)	$615	1,921.9%
Net income (loss) attributable to the Company	$1,602	0.049%	$(939)	(0.026%)	$2,541	270.6%

Basic and diluted net income (loss) per share attributable to Gold.com, Inc.:

Basic	$0.05		$(0.04)		$0.09	225.0%
Diluted	$0.05		$(0.04)		$0.09	225.0%

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended September 30, 2026 and 2025

A reconciliation of net income (loss) before provision for income taxes to adjusted net income before provision for income taxes for the three months ended September 30, 2026 and 2025 follows (in thousands):

Three Months Ended September 30,	2026	2025	Change
	$	$	$	%
Net income (loss) before provision for income taxes	$2,168	$(311)	$2,479	797.1%
Adjustments:
Contingent consideration fair value adjustment	1,803	(2,461)	$4,264	173.3%
Acquisition costs	197	61	$136	223.0%
Amortization of acquired intangibles	5,874	5,202	$672	12.9%
Depreciation expense	3,200	2,381	$819	34.4%
Adjusted net income before provision for income taxes (non-GAAP)	$13,242	$4,872	$8,370	171.8%

A reconciliation of net income (loss) to EBITDA, and operating cash flows to EBITDA for the three months ended September 30, 2026 and 2025 follows (in thousands):

Three Months Ended September 30,	2026	2025	Change
Reconciliation of Net Income (Loss) to EBITDA:	$	$	$	%
Net income (loss)	$2,185	$(971)	$3,156	325.0%
Adjustments:
Interest income	(6,313)	(5,571)	$742	13.3%
Interest expense	12,475	12,600	$(125)	(1.0%)
Amortization of acquired intangibles	5,874	5,202	$672	12.9%
Depreciation expense	3,200	2,381	$819	34.4%
Income tax (benefit) expense	(17)	660	$(677)	(102.6%)
	15,219	15,272	$(53)	(0.3%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$17,404	$14,301	$3,103	21.7%

Reconciliation of Operating Cash Flows to EBITDA:
Net cash (used in) provided by operating activities	$(638,584)	$195,417	$(834,001)	(426.8%)
Changes in operating working capital	651,667	(187,683)	$839,350	447.2%
Interest expense	12,475	12,600	$(125)	(1.0%)
Interest income	(6,313)	(5,571)	$742	13.3%
Income tax (benefit) expense	(17)	660	$(677)	(102.6%)
Earnings (losses) from equity method investments	482	(908)	$1,390	153.1%
Share-based compensation	(552)	(375)	$177	47.2%
Amortization of loan cost	(376)	(1,635)	$(1,259)	(77.0%)
Other	(1,378)	1,796	$(3,174)	(176.7%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$17,404	$14,301	$3,103	21.7%